EXHIBIT 99. CODE ETH.

                       HERZFELD CARIBBEAN BASIN FUND, INC.
          CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS

PREAMBLE
--------

      This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 under the Investment Company Act of 1940 (the "Act") and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") adopted by the United States Securities and Exchange Commission to effectuate the purposes and objectives of the rules.

      Rule 17j-1 makes it unlawful for certain persons, in connection with purchase or sale by such person of a security held or to be acquired by The Herzfeld Caribbean Basin Fund, Inc. (the "Fund"):

      (1)   To employ a device, scheme or artifice to defraud the Fund;

      (2) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

      (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

      (4)   To engage in a manipulative practice with respect to the Fund.

      Section 206 of the Advisers Act makes it unlawful for certain persons including Thomas J. Herzfeld Advisors, Inc. (the "Adviser"):

      (1) To employ any device, scheme or artifice to defraud any client or prospective client;

      (2) To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client;

      (3) Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client; or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction, the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or


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      (4) To  engage  in any act,  practice,  or  course  of  business  which is fraudulent, deceptive or manipulative.

      Rule 17j-1 and/or Rule 204A-1 require the Fund and its investment adviser to adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and to use reasonable diligence, and institute procedures reasonably necessary to prevent violations of the Code.

      Set forth below is the Code of Ethics adopted by the Board of Directors of the Fund (the "Fund Board") and by the Adviser in compliance with the Rule. This Code is based upon the principle that the directors and officers of the Fund, and certain affiliated persons of the Fund and Adviser, owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of Fund and responsibility.

1.    DEFINITIONS
      -----------

      (a) "ACCESS PERSON" means any Advisory Person of the Fund or the Fund's Adviser.

      (b)   "ADVISORY PERSON" means

            (i) any director, trustee, officer, general partner or employee of the Fund or its Adviser (or any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sales; and

            (ii) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security by the Fund.

      (c) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated to the trading desk, which includes when the Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      (d) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:


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            (i)   securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

            (ii) securities held in the name of a member of his or her immediate family (spouse or child) sharing the same household;

            (iii) securities held by a trustee, executor, administrator, custodian or broker;

            (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

            (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

            (vi) securities recently purchased by a person and awaiting transfer into his or her name.

      (e) "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

      (f) "CHIEF COMPLIANCE OFFICER" means Cecilia Gondor or her successor(s) appointed by the Fund Board, and the board of directors of the Adviser, respectively.

      (g) "COVERED SECURITY" means a security, except that it shall not include

            (i)   direct obligations of the Government of the United States;

            (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

            (iii) shares issued by registered, open-end investment companies, except shares issued by exchange traded funds or ETFs.

      (h) "INDEPENDENT DIRECTOR" means a Director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.


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      (i)   "INITIAL PUBLIC OFFERING" ("IPO") means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      (j)   "INVESTMENT PERSONNEL" means:

            (i) Any Advisory Person who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

            (ii) Any natural person who controls the Fund or Adviser and who obtains current information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.
      (k) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or
            Section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act.

      (l) "PURCHASE OR SALE OF A COVERED SECURITY" includes the writing of an option to purchase or sell a Covered Security.

      (m)   "SECURITY HELD OR TO BE ACQUIRED" by the Fund means:

            (i) any Covered Security which, within the most recent seven (7) days:

                  (A)   is or has been held by the Fund; or

                  (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund; and

            (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (m)(i) of this section.

      (n) "SECURITY" as defined in Section 2(a)(36) of the Act means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.


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2.    PROHIBITED TRANSACTIONS
      -----------------------

      (a) No ACCESS PERSON shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 under the Act, Section 206 of the Adviser Act or Rule 204A-1 under the Advisers Act.

      (b)   No ACCESS PERSON shall:

            (i) purchase or sell, directly or indirectly, any Covered Security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her ACTUAL KNOWLEDGE at the time of such purchase or sale is a SECURITY HELD OR TO BE ACQUIRED BY THE FUND or the Adviser as defined under paragraph 1(m) above;

            (ii) disclose to other persons the securities activities engaged in or contemplated for the various series of the Fund;

            (iii) seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Fund because of such person's association with the Fund. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Fund will not be considered to be in violation of this section:

                  (A)   an occasional meal;

                  (B) an occasional ticket to a sporting event, the theater or comparable entertainment;

                  (C) a holiday gift of fruit or other foods, or other comparable gift.

      (c)   NO INVESTMENT PERSONNEL shall:

            (i) Acquire directly or indirectly any beneficial ownership in any securities in an IPO if such security is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund.

            (ii) Acquire directly or indirectly any beneficial ownership in any securities in a Limited Offering without prior approval of the CHIEF COMPLIANCE OFFICER or other person designated by the Fund Board.


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                  Any person  authorized  to  purchase  securities  in a Limited
                  Offering shall disclose such investment when they play a part in any subsequent consideration of an investment by the Fund in the issuer. In such circumstances, the Fund's decision to
                  purchase   securities  of  the  issuer  shall  be  subject  to
                  independent review by the Fund's officers with no personal interest in the issuer.

            (iii) Applicable only to Fund managers identified on Schedule A from time to time, buy or sell a Covered Security within seven (7) calendar days before and after any series of the Fund that he or she manages trades in that security. Any profits realized on trades within the proscribed period are required to be disgorged. Schedule A will be amended as necessary by the Fund Board to reflect changes in Adviser personnel.

            (iv) Serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders.

3.    EXEMPTED TRANSACTIONS
      ---------------------

      The prohibitions of Sections 2(b) and 2(c) shall not apply to:

      (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

      (b)   purchases or sales which are non-volitional on the part of either the Access Person or the Fund;

      (c)   purchases which are part of an automatic dividend reinvestment plan;

      (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      (e) purchases or sales other than those exempted in (a) through (d) of this Section 3 that have been authorized in advance and in writing by the CHIEF COMPLIANCE OFFICER following a specific determination that the transaction is consistent with the provisions of the Preamble;

      (f) purchases or sales of publicly traded shares of companies that have a market capitalization at the time of purchase in excess of $5 billion; and

      (g) purchase or sale transactions by Investment Personnel in accordance with the investment program of Managed Portfolios, as defined and published monthly in The Investor's Guide to Closed-End Funds, provided that such transactions are executed simultaneously, and at the same price as, a purchase or sale by the Fund or, if not executed simultaneously with the Managed Portfolios then after such transactions have been executed. All such transactions by Investment Personnel are required to be pre-cleared by the CCO.


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4.    COMPLIANCE PROCEDURES
      ---------------------

      (a)   Pre-clearance
            -------------

            With the exception of the Independent Directors, all Access Persons shall receive prior approval from the CHIEF COMPLIANCE OFFICER or other officer designated by the Fund Board or Adviser's board, as the case may be, before purchasing or selling securities. Any approval is valid only for one day after authorization is received. If an Access Person is unable to effect the securities transaction during such period, he or she must re-obtain approval prior to effecting the securities transaction.

      (b)   Reporting Requirements
            ----------------------

            INITIAL & ANNUAL REPORTS. All Access Persons, except Independent Directors, shall disclose to the CHIEF COMPLIANCE OFFICER within 10 days of becoming an Access Person, and thereafter on an annual basis as of December 31(i) the name, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom the Access Person maintains a securities account. The initial holdings report shall be made on the form attached as Exhibit A, and the annual holdings report shall be made on the form attached as Exhibit B. The information on the initial holdings and annual reports must be current as of a date no more than 45 days before the date the person becomes an Access Person.

            QUARTERLY REPORTS. Every Access Person shall report to the CHIEF COMPLIANCE OFFICER the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

            (i) Each Independent Director need only report a transaction in a Covered Security if such Director, at the time of that transaction, knew, or, in the ordinary course of fulfilling his official duties as a trustee, should have known that on the date, or during the 7 calendar days immediately before or after such date, of the Director's transaction, such Covered Security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund or Adviser.


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            (ii)  Reports required to be made under this Paragraph (b) shall be made not later than 30 days after the end of the calendar quarter. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as EXHIBIT C or on any other form containing the following information:

                  With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                  (A) the date of the transaction, the name, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                  (B) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                  (C) the price of the Covered Security at which the transaction was effected;

                  (D) the name of the broker, dealer or bank with or through which the transaction was effected; and

                  (E)   the date that the report is submitted by the Access
                        Person.

                  With respect to any securities account established at a broker, dealer, or bank during the quarter for the direct or indirect benefit of the Access Person:

                  (A) the name of the broker, dealer or bank with whom the Access Person established the account;

                  (B)   the date the account was established; and

                  (C)   the date that the report is submitted by the Access
                        Person.

            Any report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.


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            EXCEPTIONS. Access Persons need not make reports under the following circumstances:

            (i) an Access Person to the Adviser need not make a separate report to the Adviser as provided in this Paragraph (b) to the extent that the information in the report would duplicate information required to be recorded by Section 204-2(a)(13) of the Advisers Act; and

            (ii) an Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund or Adviser with respect to the Access Person within the 30 day reporting period described under "Quarterly Reports" above, as long as all the information required to be presented in a quarterly report is contained in the broker trade confirmations or account statements, or in the records of the Fund or Adviser.

      (c)   Provision of Brokers' Statements
            --------------------------------

            With the exception of the Independent Directors, every Access Person shall direct their brokers to supply to the CHIEF COMPLIANCE OFFICER, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

      (d)   Notification of Reporting Obligations
            -------------------------------------

            The CHIEF COMPLIANCE OFFICER shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

      (e)   Certification of Compliance with Code of Ethics
            -----------------------------------------------

            With the exception of the Independent Directors, every Access Person shall certify in an annual report that:

            (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

            (ii) they have complied with the requirements of the Code of Ethics; and

            (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.


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      (f)   Conflict of Interest
            --------------------

            Every Access Person shall notify the CHIEF COMPLIANCE OFFICER of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Fund. Such notification shall occur in the pre-clearance process.

      (g)   Review of Reports
            -----------------

            The CHIEF COMPLIANCE OFFICER or her designate immediately shall review all personal holdings reports, submitted by each Access Person, including confirmations of personal securities transactions, to ensure no trading has taken place in violation of Rule 17j-1, Rule 204A-1 or the Code of Ethics. Any violations of the Code of Ethics shall be reported to the Fund Board in accordance with
            Section 5 of the Code. The CHIEF COMPLIANCE OFFICER shall maintain a list of the personnel responsible for reviewing the transactions and personal holdings reports.

5.    REPORTING OF VIOLATIONS
      -----------------------

      (a) All apparent violations of this Code of Ethics shall be promptly reported to the CHIEF COMPLIANCE OFFICER.

      (b)   The CHIEF COMPLIANCE OFFICER shall promptly report to the Fund
            Board:

            (i) all apparent violations of this Code of Ethics and the reporting requirements thereunder; and

            (ii) any reported transaction in a Covered Security which was purchased or sold by the Fund within seven (7) days before or after the date of the reported transaction.

      (c) When the CHIEF COMPLIANCE OFFICER finds that a transaction otherwise reportable to the Fund Board under Paragraph (b) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Fund Board.

      (d) The Fund Board, or a committee of directors thereof created by the Fund Board for that purpose, shall consider reports made to the Fund Board hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed in respect of transactions related to the Fund, and the board of the Adviser shall take such similar action in respect of transactions unrelated to the Fund.


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6.    ANNUAL REPORTING TO THE FUND BOARD
      ----------------------------------

      (a) The CHIEF COMPLIANCE OFFICER and Adviser shall furnish to the Fund Board, and the Fund Board must consider, an annual report relating to this Code of Ethics. Such annual report shall:

            (i) describe any issues arising under the Code of Ethics or procedures during the past year;

            (ii) identify any material violations of this Code or procedures, including sanctions imposed in response to such violations during the past year;

            (iii) identify any recommended changes in the existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

            (iv) certify that the Fund, Adviser and principal underwriter have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

7.    SANCTIONS
      ---------

      Upon discovering a violation of this Code, the Fund Board or the board of the Adviser, as the case may be, may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

8.    RETENTION OF RECORDS
      --------------------

      This Code of Ethics, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an ACCESS PERSON hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision and the reasons supporting the decision to approve the acquisition by INVESTMENT PERSONNEL of securities in a Limited Offering, each memorandum made by the CHIEF COMPLIANCE OFFICER hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Fund as required under Rule 17j-1 and by the Adviser as required under Rule 204-2.

9.    ADOPTION AND APPROVAL
      ---------------------

      The Fund Board, including a majority of Independent Directors, shall approve this Code of Ethics and any material changes to the Code.

      Before approving this Code or any amendment to this Code, the Fund Board shall have received a certification from the Fund and the Adviser that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Dated:  November 11, 2008